UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2006

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey, 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey, 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On September 25, 2006, subsidiaries (the “Subsidiaries”) of Mack-Cali Realty, L.P., the operating partnership through which Mack-Cali Realty Corporation (the “General Partner”) conducts its real estate activities, entered into an agreement (the “Agreement”) with Westcore Properties AC, LLC (“Westcore”) which provides for the sale to Westcore by the Subsidiaries of two class A office buildings located in San Francisco, California totaling 450,891 square feet (the “Properties”) for an aggregate purchase price of $126 million in cash.

The Agreement is subject to numerous customary undertakings, covenants, obligations and conditions, including a purchaser’s due diligence period which expires on October 23, 2006 (the “Due Diligence Period”). Concurrently with its execution of the Agreement, Westcore deposited $500,000 with an escrow agent, which deposit is refundable if Westcore terminates the Agreement for any reason prior to the expiration of the Due Diligence Period. If Westcore does not terminate the Agreement prior to the expiration of the Due Diligence Period, it is required to deposit an additional $2 million with the escrow agent. The Agreement provides that the sale of the Properties shall close on or before November 22, 2006 (the “Closing Date”). Westcore may extend the Closing Date for an additional 30 days by depositing an additional $500,000 with the escrow agent.

The General Partner announced the entry into the Agreement on September 29, 2006. A copy of the General Partner’s press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Mack-Cali Realty Corporation dated September 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: September 29, 2006	By:	/s/ ROGER W. THOMAS
Roger W. Thomas
Executive Vice President, General Counsel

And Secretary

MACK-CALI REALTY, L.P.

By:	Mack-Cali Realty Corporation,
its general partner

Dated: September 29, 2006	By:	/s/ ROGER W. THOMAS
Roger W. Thomas
Executive Vice President, General Counsel

And Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Mack-Cali Realty Corporation dated September 29, 2006.